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                                                                     Exhibit (n)

INDEPENDENT AUDITORS' CONSENT

The S&P 500(R) Protected Equity Fund, Inc.


We consent to the use in Pre-Effective Amendment No. 3 to Registration Statement No. 333-83085 of our report dated October 21, 1999 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Princeton, New Jersey
October 27, 1999